Exhibit 99.1

  Point Therapeutics Reports Second Quarter 2006 Financial Results; Conference
                     Call Scheduled for Today at 4:30 PM ET

    BOSTON--(BUSINESS WIRE)--Aug. 8, 2006--Point Therapeutics, Inc. (NASDAQ: POTP) today presented a quarterly update on the Company's progress and reported financial results for the fiscal quarter and six months ended June 30, 2006.
    In the second quarter of 2006, Point achieved several important milestones:

    -- Continued enrollment into the Company's two randomized Phase 3 double blind placebo-controlled trials of talabostat in patients with metastatic non-small cell lung cancer (NSCLC) who have previously failed platinum based therapies. Each trial will enroll approximately four-hundred patients. The first trial is evaluating docetaxel (Taxotere(R); Sanofi-Aventis) with and without talabostat. The second randomized Phase 3 trial is studying pemetrexed (Alimta(R); Eli Lilly) with and without talabostat. Both trials continue to accrue patients.

    -- Received Fast Track Designation for talabostat for the treatment of Stage IIIB/IV NSCLC patients who have failed prior platinum-based chemotherapy from the U.S. Food and Drug Administration (FDA). Under the FDA Modernization Act of 1997, the Fast Track program is designed to facilitate the development and expedite the review of a new drug that is intended for the treatment of a serious or a life-threatening condition and demonstrates the potential of a drug candidate to address unmet medical needs for such a condition. Fast track designation relates to the processing of the application and does not change the approval standards nor does it imply anything regarding whether the agency ultimately will approve the drug for marketing. Under the FDA Guidance, drugs that are granted Fast Track status typically represent a significant improvement in the safety or effectiveness over existing therapies.

    -- Presented updated data evaluating talabostat's anti-tumor activity in Phase 2 clinical trials in patients with advanced chronic lymphocytic leukemia (CLL) in combination with rituximab and metastatic melanoma in combination with cisplatin at the 42nd American Society of Clinical Oncology
        (ASCO) Annual Meeting in Atlanta, Georgia. In both studies, additional responders were reported. The Company believes these studies continue to demonstrate clear signs of talabostat's biological activity in patients with advanced disease who have failed multiple therapies and for whom there are few or no approved treatments. In addition, clinical investigators from Fox Chase Cancer Center and the National Cancer Institute presented investigator sponsored studies of talabostat in salvage metastatic colorectal cancer patients and a murine osteosarcoma model, respectively, at ASCO.

    -- Presented preclinical posters on the Company's lead type 2 diabetes compound, PT-630, at the American Diabetes Association 66th Annual Scientific Sessions and the Endocrine Society Annual Meeting. PT-630 is an inhibitor of DPP-4, which is a widely recognized target for the treatment of type 2 diabetes.

    Detailed information on these and other Point studies, including copies of scientific poster presentations, are available on the company's Web site at www.pther.com.
    "We continued to make strides in our clinical development program this quarter, as evidenced by our Fast Track Designation in June and our multiple presentations at ASCO," said Don Kiepert, President and CEO of Point Therapeutics, Inc. "We were pleased that two of our collaborators, Fox Chase Cancer Center and the National Cancer Institute, also presented data at ASCO this year. We continue to work with a number of collaborators on exploratory studies to investigate talabostat in additional indications and in combination with different anti-cancer agents. To date, in the clinical setting, we have studied talabostat in more than 500 patients in seven different indications with 6 anti-cancer agents," stated Kiepert.
    Point reported a net loss of $7,346,000 or $0.22 per basic and diluted share in the second quarter of 2006, compared with a net loss of $5,143,000, or $0.23 per basic and diluted share, in the second quarter of 2005. For the first six months of 2006, Point reported a net loss of $15,203,000 or $0.46 per share, compared with a net loss of $10,059,000 or $0.48 per share for the first six months of 2005.
    Research and development expenses increased to $5,935,000 in the second quarter of 2006 from $4,061,000 in the second quarter of 2005. The increase in research and development costs for the quarter resulted primarily from external costs and new hires associated with the Company's two Phase 3 NSCLC studies. In addition, non-cash stock-based compensation for employee options in accordance with SFAS No. 123R contributed to the increase.
    General and administrative expenses increased to $1,713,000 in the second quarter of 2006 from $1,227,000 in the second quarter of 2005. The increase in general and administrative expenses for the quarter resulted primarily from non-cash compensation for employee and director stock options in accordance with SFAS No. 123R and increased investor relations and consulting costs.
    Point's cash and investment balance as of June 30, 2006 was $23,123,000. Interest income was $302,000 in the second quarter of 2006, compared to $145,000 in the second quarter of 2005. The increase in interest income resulted from higher interest rates.
    A conference call is schedule for today, August 8, at 4:30 PM ET. A re-broadcast of the conference call will be available until August 15, 2006.

    U.S. & Canada toll-free dial in #: 866-202-3048

    International dial in #: 617-213-8843

    Participant code: 12632977

    Replay toll-free dial in #: 888-286-8010

    Replay international dial in #: 617-801-6888

    Replay code: 51903272

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 double blind placebo-controlled trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.
    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "projects," "should," "seeks," "plans," "schedules to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2006, and from time to time in Point's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                                Three months ended
                                                     June 30,
                                                2006         2005
                                             ------------ ------------
REVENUES
   License revenue                                    $-           $-
   Sponsored research revenue                          -            -
                                             ------------ ------------
     Total revenues                                    -            -
                                             ------------ ------------


OPERATING EXPENSES
   Research and development                    5,934,937    4,060,603
   General and administrative                  1,712,555    1,227,307
                                             ------------ ------------
     Total operating expenses                  7,647,492    5,287,910
                                             ------------ ------------

Net loss from operations                      (7,647,492)  (5,287,910)

OTHER INCOME
Interest income, net                             301,548      144,631
                                             ------------ ------------
Net loss                                     $(7,345,944) $(5,143,279)
                                             ============ ============

Basic and diluted net loss per common share       $(0.22)      $(0.23)
                                             ============ ============
Basis and diluted  weighted average common
 shares outstanding                           32,763,564   22,456,565
                                             ============ ============


                                                         Period from
                                 Six months  ended      September 3,
                                     June  30,               1996
                                                          (date of
                                                          inception)
                                                        through June
                                                              30,
                                 2006          2005          2006
                             ------------- ------------- -------------
REVENUES
   License revenue                     $-            $-    $5,115,041
   Sponsored research
    revenue                       138,795             -     2,700,000
                             ------------- ------------- -------------
     Total revenues               138,795             -     7,815,041
                             ------------- ------------- -------------


OPERATING EXPENSES
   Research and development    12,253,300     7,613,587    62,722,958
   General and
    administrative              3,730,952     2,670,939    24,968,759
                             ------------- ------------- -------------
     Total operating
      expenses                 15,984,252    10,284,526    87,691,717
                             ------------- ------------- -------------

Net loss from operations      (15,845,457)  (10,284,526)  (79,876,676)

OTHER INCOME
Interest income, net              642,900       225,902     2,305,740
                             ------------- ------------- -------------
Net loss                     $(15,202,557) $(10,058,624) $(77,570,936)
                             ============= ============= =============

Basic and diluted net loss
 per common share                  $(0.46)       $(0.48)
                             ============= =============
Basis and diluted  weighted
 average common shares
 outstanding                   32,759,246    20,956,429
                             ============= =============

                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                               June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------
ASSETS
Cash, cash equivalents and restricted cash   $23,122,726  $37,634,230
Property and equipment, net                      294,358      344,432
Other assets                                   2,444,688    2,421,937
                                             ------------ ------------

Total assets                                 $25,861,772  $40,400,599
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                           $4,709,018   $5,954,544
Other liabilities                                 37,818       47,087
Total stockholders' equity                    21,114,936   34,398,968
                                             ------------ ------------

Total liabilities and stockholders' equity   $25,861,772  $40,400,599
                                             ============ ============

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications